Exhibit 99.1

Gevo Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

ENGLEWOOD, Colo. – March 5, 2026 – Gevo, Inc. (NASDAQ: GEVO) (“Gevo”, the “Company”, “we”, “us” or “our”), a leader in renewable fuels and chemicals as well as carbon management, today announced financial results for the fourth quarter and full year ended December 31, 2025 and provided an update on operating performance, cash flow, and progress across its carbon management and synthetic aviation fuel (“SAF”) growth platform. A quarterly earnings presentation of the financial results will also be posted to the Company’s website at https://investors.gevo.com/news-events/events-presentations.

Fourth Quarter and Full Year 2025 Highlights

●	We achieved positive cash flow from operations of $20 million during the fourth quarter of 2025 and are now targeting neutral to positive cash flow from operations for 2026. Additionally, we report:
o	Increased cash, cash equivalents and restricted cash to $117 million at year end, a $9 million increase versus the end of the prior quarter. Subsequent to the end of 2025, all of the restricted cash that served as collateral for our renewable natural gas (“RNG”) project financings was released as a result of our debt consolidation transaction announced in February 2026.
o	Revenue of $45 million in the fourth quarter, and $161 million in the full year 2025.
o	Loss from operations of $2.2 million for the fourth quarter.
o	Non-GAAP Adjusted EBITDA(1) of $7.7 million in the fourth quarter, which is the third consecutive quarter of positive non-GAAP adjusted EBITDA. The Company reaffirms its near-term target of reaching run rate Non-GAAP Adjusted EBITDA of approximately $40 million per year.
o	Approximately 140,000 tons of carbon dioxide credits were monetized via low carbon fuel and voluntary carbon markets. The balance of carbon dioxide credits was used to build inventory of approximately 30,000 tons of carbon dioxide removal credits (“CDR” credits) to support the growing, global carbon market that includes growing spot sales and multi-year offtake contracts.

o	We sold $52 million of production tax credits during 2025 relating to Gevo North Dakota. We received approximately $41 million of cash proceeds from these sales in 2025, and we expect to receive the remainder in the first quarter of 2026.
●	We had a record-setting production year at Gevo North Dakota:
o	We produced a record low-carbon ethanol volume of 69 million gallons in 2025, a 3% increase versus 2024 volume of 67 million gallons. We also produced 173,000 metric tons of high-quality carbon removal credits during the full twelve-months period ended December 31, 2025(2).
o	Surpassed 500,000 metric tons of high-quality carbon removal by the CCS asset since its startup in 2022.
●	Our Gevo North Dakota CCS asset and well was certified by Puro.Earth as a thousand-year permanence well. We believe we have the only ethanol-associated CCS well in the world with such a certification. We also achieved an “A” rating from a preeminent global carbon rating agency, BeZero Carbon, simplifying the due diligence process for CDR customers.
●	The U.S. Department of Energy Office of Energy Dominance Financing (“EDF”) loan guarantee conditional commitment to potentially finance the construction of an Alcohol-to-Jet (“ATJ”) SAF project was extended last year, as previously announced. The Company is working together with EDF to progress a potential change of scope from the previously contemplated South Dakota project to the new ATJ-30 project at Gevo North Dakota.
●	We successfully closed on and integrated our acquisition of substantially all of the assets of Red Trail Energy, LLC, which is now called Gevo North Dakota following the closing of the transaction on January 31, 2025.

Additional 2025 Milestones and Recent Corporate Highlights

●	We launched our carbon business in 2025, which consists of revenue derived from carbon value: a combination of low carbon fuel standard (“LCF”) credits and CDR credits. The CDR credits were sold to multiple customers, and we secured a multi-year offtake agreement as well. We also secured contracted sales of Scope 1 and Scope 3 credits based upon 15 million gallons per year of future SAF production, to support financing of our ATJ-30 project.
●	We consolidated our tax-exempt bonds relating to our RNG assets with our Gevo North Dakota debt facility in February 2026, which simplified our debt structure and freed up all of our previously restricted cash.
●	We signed an agreement with Praj Industries to jointly develop isobutanol opportunities for diesel fuel in India.
●	We generated about $5 million in revenue from producing and selling our patented and proprietary low carbon specialty racing motor fuel blendstock.
●	We were granted 1 patent thus far in 2026, 3 patents in 2025, and 13 patents in 2024, including several related to our ethanol-to-olefins (“ETO”) technology. These patents add to our intellectual property portfolio, which now has more than 350 patents. We also filed 22 new patent applications in 2025.
●	We licensed our ETO technology to Axens and formed an alliance with them to accelerate development of the technology for fuels. We believe that ETO technology has the potential to significantly reduce the operating and capital costs of converting alcohols to drop-in fuels and chemicals.
●	We divested our Luverne, Minnesota ethanol production assets, while retaining control of our isobutanol-related production assets at the site. This reduced our Luverne facility idling costs by about $1.5 million during 2025 with an expected estimated $3 million in cost savings next year.

Management Comment

Dr. Patrick Gruber, chief executive officer, commented: “Last year was exceptional, even surpassing my expectations. We generated positive operating cash flow and strengthened our cash position, driven by strong performance across fuels, RNG, carbon, and production tax credit sales. Alongside growing Adjusted EBITDA through increased capacity and improved operations at Gevo North Dakota, we see meaningful opportunities ahead with the ATJ-30 jet fuel project and our expanding carbon-related businesses. I’m especially proud of the Gevo North Dakota team, whose seamless integration and record production made a tremendous impact.”

Leke Agiri, chief financial officer, added: “Our strong operating results, along with recent debt consolidation that simplified our capital structure and released restricted cash, have strengthened our balance sheet. In the near term, we’re focused on growing Adjusted EBITDA and operating cash flow by executing organic initiatives that improve efficiency, expand our asset base, and maintain disciplined capital allocation. We’re also making progress toward securing the project level financing needed to start construction on our ATJ-30 jet fuel project as soon as possible, and we’re proving we can capture and grow value from carbon dioxide in a way that directly strengthens our bottom line.”

Webcast and Conference Call Information

Hosting today’s conference call at 4:30 p.m. ET will be Dr. Patrick R. Gruber, chief executive officer, Dr. Chris Ryan, our president and chief operating officer, Dr. Paul Bloom, president, Leke Agiri, chief financial officer, and Dr. Eric Frey, vice president of finance and strategy. They will review Gevo’s financial results and provide an update on recent corporate highlights.

To participate in the live call and view the slide presentation please register through the following event weblink: https://register-conf.media-server.com/register/BIfdb403c2e64c49cb8424353313763f3e. After registering, participants will be provided with a dial-in number and pin. The slide presentation will also be made available at https://investors.gevo.com/news-events/events-presentations.

To listen to the conference call (audio only), please register through the following event weblink: https://edge.media-server.com/mmc/p/yw6ggb9k.

A webcast replay will be available two hours after the conference call ends on March 5, 2026. The archived webcast will be available in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including SAF, motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent CCS facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based RNG facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty ATJ fuels and chemicals operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at our North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, Adjusted EBITDA expectation, our loan guarantee conditional commitment from EDF, tax credit sales and receipt of proceeds from such, the financing and the timing of our ATJ projects, our financial condition, our results of operation and liquidity, our business plans, our business development activities, financial projections related to our business, , our plans to develop our business, our ability to successfully develop, construct, and finance our operations and growth projects, our ability to achieve cash flow from our planned projects, and other statements that are not purely statements of historical fact. These forward-looking statements are made based on the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in our most recent Annual Report on Form 10-K and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (“GAAP”), including non-GAAP adjusted EBITDA. Non-GAAP adjusted EBITDA excludes depreciation and amortization, allocated intercompany expenses for shared service functions, and non-cash stock-based compensation from GAAP loss from operations. Management believes this measure is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. This non-GAAP financial measure also facilitates management’s internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes this non-GAAP financial measure is useful to investors because it allows for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided below.

1Adjusted EBITDA is a non-GAAP measure calculated by adding back depreciation and amortization, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, leadership related transition expenses and the change in fair value of derivative instruments to GAAP loss from operations.. A reconciliation of adjusted EBITDA to GAAP loss from operations is provided in the financial statement tables following this release. See Non-GAAP Financial Information.

2 Reflects the full twelve month period ending on December 31, 2025, including the month of January prior to the closing of the acquisition of substantially all of the assets of Red Trail Energy, LLC, on January 31, 2025.

Gevo, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$81,163	$189,389
Restricted cash	28,770	1,489
Trade accounts receivable, net	8,394	2,411
Inventories	19,076	4,502
Prepaid expenses and other current assets	6,001	5,920
Total current assets	143,404	203,711
Property, plant and equipment, net	353,577	221,642
Restricted cash	7,006	68,155
Operating right-of-use assets	1,964	1,064
Finance right-of-use assets	430	1,877
Intangible assets, net	95,003	8,129
Goodwill	43,558	3,740
Deposits and other assets	73,987	75,623
Total assets	$718,929	$583,941
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$36,508	$22,006
Deferred clean fuel production tax credits	41,115	—
Operating lease liabilities	689	333
Finance lease liabilities	273	2,001
Remarketed Bonds payable, net	—	21
Total current liabilities	78,585	24,361
Remarketed Bonds payable, net	64,247	67,109
Loans payable	100,503	—
Operating lease liabilities	1,416	966
Finance lease liabilities	394	187
Asset retirement obligation	2,250	—
Other long-term liabilities	365	1,830
Total liabilities	247,760	94,453

Redeemable non-controlling interest	4,832	—

Equity
Common stock, $0.01 par value per share; 500,000,000 shares authorized; 242,464,470 and 239,176,293 shares issued and outstanding at December 31, 2025, and December 31, 2024, respectively.	2,425	2,392
Additional paid-in capital	1,298,064	1,287,333
Accumulated deficit	(834,152)	(800,237)
Total stockholders' equity	466,337	489,488
Total liabilities and stockholders' equity	$718,929	$583,941

Gevo, Inc.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Total revenues	$160,580	$16,915
Operating expenses:
Cost of production	85,241	12,002
Depreciation and amortization	25,323	18,298
Research and development expense	4,550	5,576
General and administrative expense	51,200	45,798
Project development costs	11,655	18,166
Acquisition related costs	4,438	4,932
Facility idling costs	1,476	2,967
Gain on disposal of asset, net	(3,091)	—
Total operating expenses	180,792	107,739
Loss from operations	(20,212)	(90,824)
Other (expense) income
Interest expense	(17,560)	(3,879)
Interest and investment income	5,109	15,740
Other income, net	34	323
Total other (expense) income, net	(12,417)	12,184
Net loss	(32,629)	(78,640)
Net income attributable to redeemable non-controlling interest	1,207	—
Net loss attributed to Gevo, Inc.	$(33,836)	$(78,640)

Net loss per share - basic and diluted	$(0.14)	$(0.34)
Weighted-average common shares outstanding - basic and diluted	234,008,574	231,674,716

Gevo, Inc.

Consolidated Statements of Stockholders’ Equity

(In thousands, except share amounts)

	For the Year Ended December 31, 2025 and 2024
	Stockholders' Equity					Mezzanine Equity
						Redeemable
	Common Stock			Accumulated	Stockholders’	Non-Controlling
	Shares	Amount	Paid-In Capital	Deficit	Equity	Interest
Balance, December 31, 2024	239,176,293	$2,392	$1,287,333	$(800,237)	$489,488	$—
Issuance of redeemable non-controlling interest	—	—	—	—	—	5,000
Non-cash stock-based compensation	—	—	9,209	—	9,209	—
Stock-based awards and related share issuances, net	2,325,570	23	734	—	757	—
Proceeds from the exercise of stock options	962,607	10	788	—	798	—
Distribution to non-controlling interest	—	—	—	—	—	(1,454)
Change in redemption value of redeemable non-controlling interest	—	—	—	(79)	(79)	79
Net income (loss)	—	—	—	(33,836)	(33,836)	1,207
Balance, December 31, 2025	242,464,470	$2,425	$1,298,064	$(834,152)	$466,337	$4,832

Balance, December 31, 2023	240,499,833	$2,405	$1,276,581	$(721,597)	$557,389	—
Non-cash stock-based compensation	—	—	14,847	—	14,847	—
Stock-based awards and related share issuances, net	5,784,668	58	495	—	553	—
Repurchase of common stock	(7,190,006)	(72)	(4,638)	—	(4,710)	—
Issuance of common stock upon exercise of warrants	81,798	1	48	—	49	—
Net loss	—	—	—	(78,640)	(78,640)	—
Balance, December 31, 2024	239,176,293	$2,392	$1,287,333	$(800,237)	$489,488	$—

Gevo, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2025	2024
Operating Activities
Net loss	$(32,629)	$(78,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of Agri-Energy assets	(3,091)	—
Stock-based compensation	9,209	14,733
Depreciation and amortization	25,323	18,298
Production tax credits generated	(52,030)	—
Amortization of deferred financing costs	1,947	—
Lease amortization	2,019	—
Other non-cash expense	1,087	2,497
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(1,013)	417
Inventories	(4,061)	(706)
Prepaid expenses and other current assets, deposits and other assets	(6,557)	(19,050)
Accounts payable, accrued expenses and non-current liabilities	5,280	5,068
Deferred clean fuel production tax credits	41,115	—
Net cash used in operating activities	(13,401)	(57,383)
Investing Activities
Acquisitions of property, plant and equipment	(30,113)	(51,085)
Acquisition of Red Trail Energy, net of cash acquired	(198,461)	—
Proceeds from sale of Agri-Energy assets	2,000	—
Proceeds from sale of investment tax credit	—	15,336
Payment of earnest money deposit	—	(10,000)
Acquisition of CultivateAI, net of cash acquired	—	(6,070)
Net cash used in investing activities	(226,574)	(51,819)
Financing Activities
Proceeds from issuance of bonds	40,000	68,155
Redemption of bonds	(40,000)	(68,155)
Loan proceeds	105,000	—
Payment of debt issuance costs	(9,676)	(1,665)
Non-controlling interest	5,000	—
Distribution to non-controlling interest	(1,454)	—
Proceeds from the exercise of warrants	—	49
Proceeds from the exercise of stock options	798	—
Payment of loans payable	(21)	(130)
Payment of finance lease liabilities	(1,766)	(906)
Repurchases of common stock	—	(4,710)
Net cash provided by (used in) financing activities	97,881	(7,362)
Net decrease in cash and cash equivalents	(142,094)	(116,564)
Cash, cash equivalents and restricted cash at beginning of period	259,033	375,597
Cash, cash equivalents and restricted cash at end of period	$116,939	$259,033

Gevo, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP Adjusted EBITDA (Consolidated):
Loss from operations	$(2,179)	$(19,646)	$(20,212)	$(90,824)
Depreciation and amortization	5,084	6,076	25,323	18,298
Other amortization	1,276	—	1,276	—
Stock-based compensation	2,705	2,248	9,209	14,733
Change in fair value of derivative instruments	(76)	—	(91)	—
Executive severance	932	—	932	—
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$7,742	$(11,322)	$16,437	$(57,793)

	Three Months Ended December 31, 2025

	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
Income (loss) from operations	$(13,286)	$(1,345)	$913	$11,539	$(2,179)
Depreciation and amortization	862	—	63	4,159	5,084
Other amortization	—	—	843	433	1,276
Allocated intercompany expenses for shared service functions	(315)	—	315	—	—
Stock-based compensation	2,686	—	8	11	2,705
Change in fair value of derivative instruments	—	—	—	(76)	(76)
Executive severance	932	—	—	—	932
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$(9,121)	$(1,345)	$2,142	$16,066	$7,742

	Year Ended December 31, 2025

	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
Income (loss) from operations	$(62,583)	$(2,992)	$3,321	$42,042	$(20,212)
Depreciation and amortization	3,196	—	4,616	17,511	25,323
Other amortization	—	—	843	433	1,276
Allocated intercompany expenses for shared service functions	(1,261)	—	1,261	—	—
Stock-based compensation	9,208	—	(16)	17	9,209
Change in fair value of derivative instruments	—	—	—	(91)	(91)
Executive severance	932	—	—	—	932
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$(50,508)	$(2,992)	$10,025	$59,912	$16,437

	Three Months Ended December 31, 2024

	Gevo	GevoFuels	GevoRNG	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
Loss from operations	$(16,326)	$(1,605)	$(1,715)	$(19,646)
Depreciation and amortization	843	—	5,233	6,076
Allocated intercompany expenses for shared service functions	(1,780)	—	1,780	—
Stock-based compensation	2,202	—	46	2,248
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$(15,061)	$(1,605)	$5,344	$(11,322)

	Year Ended December 31, 2024

	Gevo	GevoFuels	GevoRNG	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
Loss from operations	$(76,654)	$(5,411)	$(8,759)	$(90,824)
Depreciation and amortization	9,718	—	8,580	18,298
Allocated intercompany expenses for shared service functions	(3,561)	—	3,561	—
Stock-based compensation	14,562	—	171	14,733
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$(55,935)	$(5,411)	$3,553	$(57,793)

Media Contact

Heather Manuel

Vice President of Stakeholder Engagement & Partnerships

PR@gevo.com

Investor Contact

Eric Frey, PhD

Vice President of Finance and Strategy

IR@Gevo.com